                                                                     EXHIBIT 20
PRESS INFORMATION
                               [HERTZ LETTERHEAD]


FOR IMMEDIATE RELEASE                          CONTACT: JOE RUSSO
                                                        THE HERTZ CORPORATION
                                                        225 BRAE BLVD.
                                                        PARK RIDGE, NJ 07656
                                                        (201) 307-2486

                                                        CHRIS VINYARD
                                                        FORD MOTOR COMPANY
                                                        (313) 322-3428

                          THE HERTZ CORPORATION FILES
                         FOR AN INITIAL PUBLIC OFFERING

PARK RIDGE, N.J., FEBRUARY 28, 1997 -- The Hertz Corporation, the world's largest car rental company and largest U.S. industrial and construction equipment rental and leasing business, announced today that it has filed a registration statement with the Securities and Exchange Commission for a potential initial public offering of less than 20 percent of the company's common stock.

        The company, which is a wholly owned subsidiary of Ford Motor Company, said the planned offering will involve newly issued shares of Hertz.

        In addition to its car and equipment rental businesses, Hertz is also engaged in the retail sale of used cars and equipment, third-party claim management and telecommunications services.

        A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                                      ###